Allmerica Financial Life Insurance and Annuity Company

440 Lincoln Street
Worcester, MA 01653

Enrollment Form for Group Flexible Premium Life Insurance Certificate--Part I

Print clearly in black ink

-------------------------------------------------------------------------------
1. THE PROPOSED INSURED
-------------------------------------------------------------------------------
|_| Employee/Member
|_| Dependent-relationship to Employee/Member

First                       Middle Initial             Last

_____________________________________________________________
Residence

_____________________________________________________________
City or Town                   State                    Zip

_____________________________________________________________
Social Security Number                   Date of Birth

_____________________________________________/______/________
Duties/Title

_____________________________________________________________

Sex |_| M |_| F Employee ID No. ________________

-------------------------------------------------------------------------------
2. THE  |_| EMPLOYER  |_| ASSOCIATION
-------------------------------------------------------------------------------
Name                         Identification Number

_____________________________________________________________
Street Address

_____________________________________________________________
City                           State                    Zip

-------------------------------------------------------------------------------
3. LIFE INSURANCE BENEFIT
-------------------------------------------------------------------------------
3a. Benefit applied for      $________________________
    Consisting of
    $___________________     Simplified Underwriting
    $___________________     Modified Underwriting\ (also complete Part IA)
    $___________________     Regular Underwriting (also complete Part IA and
                             Regular Part II)

3b.  Death Benefit Option
       |_| Option 1      |_| Option 2

--------------------------------------------------------------------------------
4. ADDITIONAL INSURANCE BENEFITS
--------------------------------------------------------------------------------
|_| Waiver of Insurance Charges |_| Living Benefits Rider
|_| Waiver of Premium           |_| Other __________________
|_| Accidental Death Benefit    $__________________________

--------------------------------------------------------------------------------
5.  DEPENDENT INSURANCE BENEFITS
--------------------------------------------------------------------------------
5a. |_| Children's Insurance Rider $___________________
                      Sex     Date of                            Sex    Date of
   Child's Name      M   F    Birth           Child's Name      M   F   Birth
--------------------------------------------------------------------------------
______________________________/___/___  ________________________________/___/___
______________________________/___/___  ________________________________/___/___

                                                                              Other Proposed Insured
5b. |_| Other Insured Rider   Sex    Date of  Height/  Relationship   Benefit    Answer to Question
       Name                  M   F   Birth    Weight   to Insured     Amount     1Oa.             10b.
_____________________________________/___/____________________________________
|_| Yes |_| No  |_| Yes |_| No
_____________________________________/___/____________________________________
|_| Yes |_| No  |_| Yes |_| No
_____________________________________/___/____________________________________
|_| Yes |_| No  |_| Yes |_| No
_____________________________________/___/____________________________________
|_| Yes |_| No  |_| Yes |_| No
_____________________________________/___/____________________________________
|_| Yes |_| No  |_| Yes |_| No

-------------------------------------------------------------------------------
6. BENEFICIARY
-------------------------------------------------------------------------------
6a. Primary                         Relationship
    _________________________________________________________
6b. Contingent
    _________________________________________________________
6c. |_| ___________ day Common Disaster Clause

-------------------------------------------------------------------------------
7. PREMIUM
-------------------------------------------------------------------------------
7a. List Bill/MAP Case Number _______________________________
7b. Billing Amount __________________________________________

-------------------------------------------------------------------------------
8. OWNER (if other than proposed insured)
-------------------------------------------------------------------------------
Name ________________________________________________________
Address _____________________________________________________
_____________________________________________________________
Relationship to Insured _____________________________________

-------------------------------------------------------------------------------
9. ELIGIBILITY
-------------------------------------------------------------------------------
9a. Date of Hire or Date Joined Association ____/____/_____/

    Complete Part 1A for each proposed insured in Sections 1 and 5 who answers "Yes" to either 9b, 9c, or 9d.

9b. During the last 6 months, has any proposed insured been absent from work on any workday, except for absences of not more than 5 consecutive days which
    were due to illness or injury?           |_| Yes |_| No

9c. Has any proposed insured ever had any of the following conditions:

                    Kidney Disorder          |_| Yes |_| No
                    Heart Disease or Stroke  |_| Yes |_| No
                    Cancer                   |_| Yes |_| No
                    Diabetes                 |_| Yes |_| No

9d. In the past 10 years, has a member of the medical profession diagnosed or treated any proposed insured for immune system disorder, including acquired immune deficiency syndrome (AIDS) or AID-related complex (ARC)?
                                             |_| Yes |_| No

-------------------------------------------------------------------------------
10. SMOKING STATUS
-------------------------------------------------------------------------------
10a. Has the proposed insured smoked one or more cigarettes in the last 12
     months?                                 |_| Yes |_| No

l0b. Is the proposed insured currently using any other form of tobacco?
                                             |_| Yes |_| No

-------------------------------------------------------------------------------
SML-1375                                                              Rev. 9/95

Allmerica Financial Life Insurance and Annuity Company

440 Lincoln Street
Worcester, MA 01653

Enrollment Form for Group Flexible Premium Life Insurance Certificate--Part I

Print clearly in black ink

-------------------------------------------------------------------------------
11. REPLACEMENT
-------------------------------------------------------------------------------

Will the proposed certificate replace any existing annuity or life insurance policy? |_| Yes |_| No (If yes, list company, name, plan and year of issue).

_____________________________________________________________

-------------------------------------------------------------------------------
12. IMPORTANT INFORMATION
-------------------------------------------------------------------------------
All statements made in this application are true to the best of my knowledge and belief. [I understand that this application consists of Part I, and if applicable, Parts IA and II.]

If the answer to questions 9b, 9c and 9d is "no," the simplified underwriting benefit begins on the date of this Part I if the proposed insured is eligible. [In all other instances, insurance benefits begin on the date of the latter of Parts I, IA or II if the proposed insured is insurable on a standard basis. If the proposed insured is not insurable on a standard basis, insurance benefits will be provided only if: (1) the Company approves the application; (2) a certificate is delivered and accepted; and (3) the first premium is paid. No enrollment counselor is authorized to modify or alter the terms of this application or any policy.]

[It is further understood that any person who, knowingly and with intent to defraud, submits an application containing false or deceptive statements is guilty of insurance fraud.]

For employer/employee groups, check here |_| I authorize payroll deduction of the premiums in the amount of $___________________ per pay period. I direct that the premium notice be sent to my employer.

-------------------------------------------------------------------------------
13. EMPLOYEE/MEMBER SIGNATURE
-------------------------------------------------------------------------------
Signature of Proposed Insured           Signature of Owner, if different
(Employee/Member)                       than proposed insured.

______________________________________  _______________________________________

Date Signed                             at (City and State)

______________________________________  _______________________________________

-------------------------------------------------------------------------------
14. HOME OFFICE AMENDMENTS AND CORRECTIONS/ADMINISTRATIVE PURPOSE
-------------------------------------------------------------------------------
14a. Home Office Use Only               14b. Field Comments

-------------------------------------------------------------------------------
15. FOR ENROLLMENT COUNSELOR USE ONLY
-------------------------------------------------------------------------------
15a. Have you reviewed the Annuity and Life Insurance Replacement Regulation of the state in which this business was written and do you understand the definition of Replacement as set forth therein?
           |_| Yes            |_| No

15b. To the best of your knowledge, will the certificate being applied for replace life insurance or annuity policies in this or any other company? If yes, list policies in Section 11.
           |_| Yes            |_| No

It is hereby stated that (We) (I) personally solicited this application. It is certified that the information supplied by the proposed insured has been truly and accurately recorded.

Signature __________________________________________

Status |_| Agent |_| Other__________________________

Agency Name: ____________________________#__________

Agent Name:______________________________#__________

--------------------------------------------------------------------------------
SML-1375                                                             (Rev. 9/95)

Allmerica Financial Life Insurance and Annuity Company

440 Lincoln Street
Worcester, MA 01653

Enrollment Form for Group Flexible Premium Life Insurance Certificate-Part IA

Print clearly in black ink

-------------------------------------------------------------------------------
1. INFORMATION ABOUT PROPOSED INSURED
-------------------------------------------------------------------------------
la. Name of Proposed Insured
    First                        Middle Initial                             Last

_______________________________________________________________________________

lb. |_| Employee/Member      |_| Dependent

-------------------------------------------------------------------------------
2. INSURED'S HEALTH AND ACTIVITIES
-------------------------------------------------------------------------------

2a. Has the proposed insured been attended by or consulted any
    physician during the past 5 years?                           |_| Yes |_| No

2b. Within the last 3 years, has the proposed insured had
    his/her motor vehicle license suspended or revoked?          |_| Yes |_| No

2c. Does the proposed insured intend to travel or reside
    outside the United States or Canada?                         |_| Yes |_| No

2d. Within the last 2 years, has the proposed insured
    participated in or intended to participate in scuba
    diving, parachuting, any form of motor racing or other
    similar activities?                                          |_| Yes |_| No

2e. Within the last 2 years, has the proposed insured flown as a trainee, pilot or crew member or contemplate such
    flights in the future? If "Yes" complete Aviation
    Supplement.                                                  |_| Yes |_| No

-------------------------------------------------------------------------------
3. EXPLANATION OF "YES" ANSWERS IN SECTION 2
-------------------------------------------------------------------------------
Please provide the names and addresses of all health care providers (e.g., physicians, hospitals, etc.). Include dates of treatment and describe any diagnosis, treatment and recommendations.



-------------------------------------------------------------------------------
4. AUTHORIZATION TO OBTAIN INFORMATION
-------------------------------------------------------------------------------

To all physicians, medical professionals, hospitals, clinics, other health care providers, employers, group policyholders, Medical Information Bureau, Inc. (MIB), and consumer reporting agencies: I authorize you to give Allmerica Financial Life Insurance and Annuity Company or its legal agent:
(a) all information you have as to illness, injury, medical history, psychiatric, drug or alcohol abuse treatment of the proposed insured; and (b) any non-medical information which Allmerica Financial Life Insurance and Annuity Company believes it needs to perform the business functions described below. The information obtained will be used to determine if the proposed insured is insurable. It also will be used for any other business or legal purpose which relates to the contract. I know and agree that Allmerica Financial Life Insurance and Annuity Company may disclose all or part of the information to: its affiliated companies, any reinsurer, any party which performs business or legal functions for Allmerica Financial Life Insurance and Annuity Company, MIB, or other companies to which I may apply for information or with which I may have insurance.

This form will be valid for 30 months, I know that I may request a copy of it. I agree that a photocopy is as valid as the original. I HAVE RECEIVED "DISCLOSURE NOTICE TO PERSONS REQUESTING INSURANCE."

Signature of Proposed Insured            Print Name of Proposed Insured

______________________________________   ______________________________________
Signed at (City and State)               Date

______________________________________   ______________________________________
-------------------------------------------------------------------------------
SML-1375A

Allmerica Financial Life Insurance and Annuity Company

440 Lincoln Street
Worcester, MA 01653

Supplement to Enrollment Form for Group Flexible Premium Variable Life
Insurance

Proposed Insured _______________________________________________
-------------------------------------------------------------------------------
1. ALLOCATION OF NET PREMIUM
-------------------------------------------------------------------------------
The Payor Option is elected if the Payor's name and address are listed below:

          ___________________________________________________
          ___________________________________________________
          ___________________________________________________

I direct that the Company mail all premium notices to the Payor while the Payor Option is in effect. The premium notices will include the insurance charges and administrative charges to be paid by me and the Payor. The net premiums paid for administrative charges and insurance charges shall be allocated to a portion of the Allmerica Investment Trust Money Market Fund (called the "monthly deduction sub-account") while the Payor Option is in effect.

(NOTE: Please indicate below how the net premium not allocated to the "monthly deduction sub-account" will be allocated to the General Account and appropriate sub-accounts of the Variable Account. This allocation shall apply to the entire net premium if the Payor Option is not elected. Whole percentages must total 100%. Please refer to the Prospectuses for a definition of "net premium" and for information about the General Account and other sub-accounts of the Variable Account.)

Investment Options                                           Investment Objective
------------------                                           --------------------
                                                          ---------
  ________ %  Allmerica Select Aggressive Growth Fund
  ________ %  Allmerica Select Capital Appreciation Fund      Aggressive Growth
  ________ %  Allmerica Select Value Opportunity
                                                          ---------
  ________ %  T. Rowe Price International Stock Portfolio
  ________ %  Fidelity VIP Overseas Portfolio                 International
  ________ %  Allmerica Select International Equity Fund
  ________ %  Delaware International Equity Series

                                                          ---------
  ________ %  Fidelity VIP Growth Portfolio
  ________ %  Allmerica Select Growth Fund                    Growth
  ________ %  Allmerica Growth Fund

                                                          ---------
  ________ %  Allmerica Equity Index Fund
  ________ %  Fidelity VIP Equity-Income Portfolio            Growth & Income
  ________ %  Allmerica Select Growth & Income Fund

                                                          ---------
  ________ %  Fidelity VIP II Asset Manager Portfolio         Asset Allocation

                                                          ---------
  ________ %  Fidelity VIP High Income Portfolio
  ________ %  Allmerica Investment Grade Income Fund          Income
  ________ %  Allmerica Government Bond Fund

                                                           ---------
  ________ %  Allmerica Money Market Fund                     Capital Preservation
  ________ %  General Account

                                                           ---------
  ________ %  ___________________________________________
  ________ %  ___________________________________________
100%          Total (Whole percentages. Must total 100%.)

I understand that funds may be deposited to a maximum of seven sub-accounts (six sub-accounts if I elect the Payor Option). All net payments will be allocated to the Allmerica Money Market Fund unless I specify otherwise.

(Continued on back. Complete Registered Representative's Report on back of this form for NASD required information.)
-------------------------------------------------------------------------------
SML-1375B                                                             Rev. 1/98

-------------------------------------------------------------------------------
2. MONTHLY INSURANCE AND ADMINISTRATIVE CHARGES
-------------------------------------------------------------------------------
Monthly insurance and administrative charges will be deducted from that portion of the Allmerica Investment Trust Money Market Fund into which payor premiums are allocated while the Payor Option is in effect; otherwise these charges will be deducted pro-rata from all sub-accounts noted on the front of this form unless otherwise indicated by written request.

I acknowledge receipt of a current prospectus describing the Group Flexible Premium Variable Life Insurance, including the underlying funds.

I UNDERSTAND THAT THE DEATH BENEFIT AND DURATION OF COVERAGE FOR THE GROUP FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE CERTIFICATE APPLIED FOR MAY INCREASE OR DECREASE TO REFLECT THE INVESTMENT EXPERIENCE OF THE SUB-ACCOUNTS OF THE ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY VARIABLE ACCOUNT.

I UNDERSTAND THAT THE CERTIFICATE VALUE FOR THE GROUP FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE CERTIFICATE APPLIED FOR MAY INCREASE OR DECREASE TO REFLECT THE INVESTMENT EXPERIENCE OF THE SUB-ACCOUNTS OF THE ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY VARIABLE ACCOUNT, AND IS NOT GUARANTEED AS TO DOLLAR AMOUNT. THERE IS NO GUARANTEED MINIMUM CERTIFICATE VALUE.

I believe that a Group Flexible Premium Variable Life Insurance certificate is consistent with my investment objectives and financial needs.

Signature of Owner

_______________________________________________________________________________

Signed at (City and State)               Date

______________________________________   ______________________________________

-------------------------------------------------------------------------------
3. SPECIAL REQUESTS
-------------------------------------------------------------------------------

_______________________________________________________________________________

_______________________________________________________________________________

-------------------------------------------------------------------------------
                       REGISTERED REPRESENTATIVE'S REPORT
-------------------------------------------------------------------------------

1.  The Owner |_| is |_| is not an associated person of another broker/dealer.

2. Based on information furnished by the Owner, I believe that a Group Flexible Premium Variable Life Insurance certificate is consistent with the Owner's investment objectives for (state objectives):

_______________________________________________________________________________

_______________________________________________________________________________

3. The Owner's tax status is (indicate tax bracket and any other pertinent tax information):

_______________________________________________________________________________

4. I certify that reasonable effort was made to obtain and record information pertaining to the suitability of this application.

5. I further certify that the Prospectuses were delivered, and that no written sales materials were used other than those furnished or approved by the Principal Office.

Signature                                Underwriting Approval

______________________________________   ______________________________________
Registered Representative                (Completed in Principal Office)

================================== Definitions ================================

Age means the insured's age as of the nearest birthday measured from a policy anniversary.

Amount at risk is the sum insured less the policy value.

Company means Allmerica Financial Life Insurance and Annuity Company.

Date of Issue is stated on page 3. Policy months, years and anniversaries are measured from this date.

Debt means all unpaid policy loans plus interest due or accrued on such loans.

Evidence of Insurability is information, including medical information, satisfactory to the Company that is used to determine the insured's class of risk.

Maturity date is the policy anniversary nearest the insured's 95th birthday. The maturity date is the latest date to which insurance may remain in force.

Monthly payment date is the date on which the insurance charge and administrative charge, if any, are deducted from the policy value. This date is shown on page 3.

Policy change means any change in the face amount, the addition or deletion of a rider or a change in the sum insured option.

Principal Office means the Company's office located at 440 Lincoln Street, Worcester, Massachusetts 01605.

Written request is a request in writing satisfactory to Allmerica Financial Life and filed at its Principal Office.

You or your means the owner as shown in the application or the latest change filed with the Company.


Form 1018-87                            7

============================== General Provisions =============================

Entire Contract--This policy is a contract between the owner and the Company. This policy, with a copy of the application attached to it, is the entire contract. The entire contract also includes a copy of any application for an increase in the face amount and supplemental pages issued as provided in the Benefit Change Provision.

All statements in the application are considered representations and not warranties. The Company will not use any statement to contest this policy or defend a claim unless the statement is in an application. Agents are not permitted to change this contract or extend the time for paying premiums.

Incontestability--Except for failure to pay premiums, this policy cannot be contested after the expiration of the following time periods:

- the initial sum insured cannot be contested after the policy has been in force during the insured's lifetime for two years from the date of issue; and

- an increase in the face amount as a result of a request by the owner which includes evidence of insurability cannot be contested after the increased amount has been in force during the insured's lifetime for two years from its effective date.

Non-Participating--This policy is non-participating.

Adjustment of Cost Factors--Monthly insurance charges and interest rates used to calculate the policy value are set by the Company, subject to the guarantees set forth in this policy. Any changes in these factors will be by class of risk and will be based on changes in future expectations for such elements as: investment earnings, mortality, persistency and expenses.

Suicide Exclusion--The risk of suicide of the insured, while sane or insane, within two years of the date of issue of this policy is not assumed. Instead of the death benefit, the beneficiary will receive the sum of the premiums paid, less the sum of any outstanding debt and partial withdrawal amounts.

The risk of suicide of the insured, while sane or insane, within two years of the effective date of any increase in the face amount as a result of a request by the owner which includes evidence of insurability is also not assumed to the extent of such increase. Instead of the death benefit, the beneficiary will receive the administrative charge and insurance charges paid for such increase.

Misstatement of Age or Sex--If the insured's age or sex or both is misstated, the death proceeds will be adjusted. The adjusted death proceeds will be equal to the policy value plus the benefit which the insurance charges for the amount at risk on the monthly payment date immediately prior to the date of death would have purchased at the correct age and sex. In no event will the sum insured be reduced to less than the guideline minimum sum insured. This provision as it relates to a misstatement of sex does not apply if this policy is issued in a unisex premium class as indicated on page 3.

Ownership of Assets--The Company shall have exclusive and absolute ownership and control of its assets, including the assets of the Variable Account.

Protection of Proceeds--To the extent allowed by law, the proceeds of this policy and any payments made under it will be exempt from attachment by the claims of creditors of the payee. No beneficiary can assign, transfer, anticipate or encumber the proceeds or payments unless you give them this right.

Annual Report--An annual report will be mailed to you at your last known address. This report will show the following information as of the policy anniversary:

-     the sum insured;

- the policy value in the General Account and in each sub-account of the Variable Account;

-     the surrender value;

-     premiums paid and monthly deductions made during the policy year;

-     existing debt;

-     changes in the guideline premiums; and

-     any information required by law.

Form 1018-87                            8

============================= Owner and Beneficiary ===========================

Owner--The insured is the owner of this policy unless another is named as owner in the application. The owner may change the ownership of this policy without the consent of any beneficiary. The consent of the insured is required whenever the face amount of insurance is increased. You may exercise all other rights and options granted by this policy, subject to the consent of any irrevocable beneficiary. The consent of any revocable beneficiary is not required.

Assignment--This policy may be assigned by written request. An absolute assignment will transfer ownership of the policy from you to the assignee. The policy may also be collaterally assigned as security. The limitations on your ownership rights while a collateral assignment is in force are set forth in the assignment. An assignment will take place only when recorded at the Principal Office. When recorded, the assignment will take effect as of the date the written request was signed. Any rights created by the assignment will be subject to any payments made or actions taken by Allmerica Financial Life before the change is recorded.

The Company will not be responsible for the validity of any assignment or the extent of any assignee's interest. If you assign this policy as collateral, any excess of the amount due the assignee will accrue to those otherwise entitled to it.

Beneficiary--The beneficiary is named by you to receive the death proceeds. The interest of any beneficiary will be subject to any assignment. You may declare your choice of any beneficiary to be revocable or irrevocable. A revocable beneficiary may be changed by you at a later time. An irrevocable beneficiary must consent in writing to any change. Unless otherwise indicated, the beneficiary will be revocable.

A change of beneficiary may be made by written request while the insured is living. The change will take place as of the date the request is signed even if the insured is not living on the day the request is received. Any rights created by the change will be subject to any payments made or actions taken by the Company before the written request is received.

The interest of a beneficiary who dies before the insured will pass to the surviving beneficiaries in proportion to their share in the proceeds unless otherwise provided, if all beneficiaries die before the insured, the death proceeds will pass to the owner.


Form 1018-87                            9

=================================== Premiums ==================================

Premiums--Premiums are payable to the Company. Premiums may be paid at any time prior to the maturity date to the Company's Principal Office or to an agent of the Company. On written request a premium receipt signed by a Company officer will be given after payment. This policy will not be in force until the first premium is paid. No premium payment may be less than $100 without the Company's consent.

Maximum Premium--The Company may limit the maximum premium received in any policy year to an amount not less than the guideline level premium. In addition, the sum of the premiums paid less any partial withdrawals may not exceed the greater of:

-     the guideline single premium; or

-     the sum of the guideline level premiums to the date of payment.

The amount of the guideline premiums is shown on page 4. The guideline premiums will change whenever there is a policy change. The new guideline premiums will be shown in the new specification pages. These premium limitations do not apply to the extent necessary to prevent lapse of the policy during the policy year.

The guideline premiums are determined according to the rules set forth in the Federal Tax Law. The guideline premiums will be adjusted to conform to any changes in the Federal Tax Law.

In the event the maximum premium limit applies, the Company will return the excess premium payment.

Net Premium and Allocation of Net Premiums--The net premium is equal to the premium less a premium tax charge shown on page 4. You may allocate the net premiums to one or more of the sub-accounts of the Variable Account, to the General Account, or to any combination of these accounts. You may not allocate net premiums to more than six sub-accounts of the Variable Account at any one time without the consent of the Company. The minimum percentage that you may allocate to any one of these accounts is 1% of the net premium paid. All percentage allocations must be in whole numbers. The total allocation to all selected accounts must equal 100%. The sub-accounts that you chose for your initial allocations are shown on the application for this policy, a copy of which is attached to this policy. You may change the allocation of future net premiums at any time on written request.

Insurance Charge--Beginning on the date of issue and monthly thereafter, prior to the maturity date, an insurance charge will be deducted from the policy value. You may specify from which sub-account of the Variable Account this charge will be deducted. If you do not, the Company will allocate the charge among the General Account and the sub-accounts of the Variable Account in the same proportion that the policy value in the General Account, less debt, and the policy value in each sub-account bear to the total policy value, less debt. To the extent this charge is allocated to the General Account, it will be deducted on a last-in, first-out basis. If the sub-account you specify does not have funds sufficient to cover the charge, the Company will deduct the charge as if no specification were made.

The charge equals the sum of the insurance charges applicable to the following:

-     the initial face amount; plus

-     each increase in the face amount; plus

-     any rider benefits.

The insurance charge will be determined each month by the Company. Any change in the insurance charge will be uniform by premium class. The monthly insurance charge will be adjusted for any decreases in the face amount according to the Benefit Change Provision.

The monthly insurance charge for the initial face amount will not exceed (1) multiplied by (2) where:

      (1) is the cost of insurance rate shown in the Insurance Charge Table for the insured's age;

      (2) is the initial face amount divided by 1,000. For the purpose of this calculation, the initial face amount will be reduced by the policy value minus charges for rider benefits at the beginning of the month if Sum Insured Option 1 is in effect to the extent such policy value does not exceed the initial face amount; however, if the policy


Form 1018-87                           10                   Continued on page 11

Premiums (Continued from page 10)

            value exceeds the initial face amount while Sum Insured Option 1 is in effect, the excess policy value will be applied to reduce any increases in the face amount in the order in which the increases were issued.

The monthly insurance charge for each increase in the face amount issued at the owner's request will not exceed (1) multiplied by (2) where:

      (1) is the cost of insurance rate shown in the Supplemental Insurance Charge Table for the insured's age; and

      (2) is the amount of the increase in the face amount divided by 1,000. For the purpose of this calculation, the increase in the face amount will be reduced by the excess policy value minus charges for rider benefits (as described in the monthly insurance charge for the initial face amount, above) at the beginning of the month if Sum Insured Option 1 is in effect.

If the sum insured is the guideline minimum sum insured as defined on page 13, the monthly insurance charge for that portion of the sum insured which exceeds the face amount will not exceed (1) multiplied by the quotient of (2) divided by 1,000 where:

      (1) is the cost of insurance rate applicable to the initial face amount; and

      (2)   is the sum insured less

            (a) the greater of the face amount or the policy value if Sum Insured Option 1 is in effect; or

            (b) the face amount plus the policy value if Sum Insured Option 2 is in effect.

The maximum rates shown in the Supplemental Insurance Charge Table will be the same as the rates shown on page 5 if the insured's premium class remains the same.

Cost of Insurance Rate--The cost of insurance is based on the insured's age, sex (unless this policy is issued in a unisex premium class as indicated on page 3) and risk classification. The guaranteed rates are based on the Commissioner's 1980 Standard Ordinary Mortality Table, Smoker or Non-Smoker, Male, Female or Table B for unisex risks (or appropriate increases in such tables for rated risks). The non-guaranteed monthly cost of insurance rate will be reviewed by the Company when rates for new flexible premium variable life insurance policies change. Rates will be reviewed not more than once each year or less than once in a five-year period. The cost will not exceed the guaranteed amounts shown in the Insurance Charge Table and any supplements to it.

Grace Period and Policy Lapse--Within 12 months of the date of issue of this policy or the effective date of any increase in the face amount, the grace period will begin if both of the following conditions are met:

- the surrender value is less than the amount needed to pay the next monthly insurance charge; the $5 monthly administrative charge, if applicable; and any loan interest accrued; and

- the sum of the premiums paid less partial withdrawals and withdrawal charges since the later of:

            the date of issue of this policy;

            the effective date of any increase in the face amount; or

            the date of a policy change which causes a change in the minimum monthly factor;

      is less than the minimum monthly factor multiplied by the number of months which have elapsed since that date.

If more than 12 months have elapsed since the date of issue or the effective date of any increase, the grace period will begin if the surrender value is less than the amount needed to pay the next monthly deduction plus any loan interest accrued.

The minimum monthly factor as of the date of issue is shown on page 5. The factor will change if there is a policy change. The new factor will be shown in the new specification pages.

The first day of the grace period is called the date of default. The Company will send a notice to your last known address, or to the person named by you to receive this notice, on the date the grace period begins. The notice will state the due date and the amount of premium payable to keep the policy in force. The grace period continues for 62 days. The policy is in force during the grace period. A lapse occurs if the amount shown in the


Form 1018-87                           11                   Continued on page 12

Premiums (Continued from page 11)

notice remains unpaid at the end of the grace period. The policy terminates on the date of lapse. The death benefit payable during the grace period will be reduced by any overdue charges.

Reinstatement--This policy may be reinstated during the insured's lifetime if this policy has lapsed or foreclosed and has not been surrendered. You may not reinstate more than three years after the date of default or foreclosure. The policy will be reinstated effective on the monthly payment date following the date you provide the Company with the following:

-     a written application for reinstatement;

- evidence of insurability showing the insured is insurable according to the Company's underwriting rules; and

-     payment of the reinstatement premium.

If reinstatement is requested less than twelve months after the date of issue of either the policy or an increase in the face amount, the reinstatement premium is the lesser of the amount shown in A or B:

Under A, the minimum amount payable is the sum of -

- the minimum monthly factor multiplied by the number of months which have elapsed since the date of default; and

- the minimum monthly factor for the three month period beginning on the date of reinstatement.

Under B, the minimum amount payable is the sum of

- the amount by which the surrender charge as of the date of reinstatement exceeds the policy value on the date of default; plus

- all unpaid first-year monthly administrative fees and not yet deducted, if any; and

- insurance charges for the three month period beginning on the date of reinstatement.

If reinstatement is requested twelve months or more after the date of issue of the policy or an increase in the face amount, the reinstatement premium is the amount shown in B above.

You may not repay or reinstate any debt outstanding on the date of default or foreclosure.

The premium paid on reinstatement will be allocated to the General Account and the sub-accounts of the Variable Account in accordance with your most recent premium allocation notice.

The policy value on the date of reinstatement is:

- the net premium paid to reinstate the policy increased by interest from the date the payment was received at our Principal Office;

- plus an amount equal to the policy value less debt on the date of default to the extent it does not exceed the surrender charge on the date of reinstatement;

- minus any first year administrative charges not yet deducted for the period from the date of issue to the date of reinstatement;

-     minus the monthly deduction due on the date of reinstatement.

The surrender charge on the date of reinstatement is the surrender charge which would have been in effect had the policy remained in force from the date of issue. The policy value less debt on the date of default will be restored to the policy to the extent it does not exceed the surrender charge on the date of reinstatement. Any policy value less debt as of the date of default which exceeds the surrender charge on the date of reinstatement will be forfeited to the Company.


Form 1018-87                           12

==================================== Benefit ==================================

Death Proceeds--The amount payable on death of the insured will be the sum insured under either Option 1 or Option 2. Options 1 and 2 are described later. Any debt, rider charges, administrative charges and insurance charges due and unpaid through the policy month in which the insured dies will be deducted from the death proceeds. Partial withdrawals and withdrawal charges will also be deducted from the death proceeds.

Interest will be paid on lump sum death proceeds at a rate not less than 3 1/2% per year or the minimum rate set by law, if greater. Interest will be paid from the date of death to the payment date.

Guideline Minimum Sum Insured--This policy must provide a minimum amount at risk to qualify as "life insurance" under the Federal Tax Law. It does so by providing a minimum sum insured which is obtained by multiplying the policy value by the percentage shown in the Minimum Sum Insured Table for the insured's attained age. The guideline minimum sum insured varies by age.

------------------------------------------
       Minimum Sum Insured Table
------------------------------------------

  Age    Percentage     Age    Percentage
------------------------------------------
thru 40    250%          60       130%
  41       243%          61       128%
  42       236%          62       126%
  43       229%          63       124%
  44       222%          64       122%
  45       215%          65       120%
  46       209%          66       119%
  47       203%          67       118%
  48       197%          68       117%
  49       191%          69       116%
  50       185%          70       115%
  51       178%          71       113%
  52       171%          72       111%
  53       164%          73       109%
  54       157%          74       107%
  55       150%      75 thru 90   105%
  56       146%          91       104%
  57       142%          92       103%
  58       138%          93       102%
  59       134%          94       101%
                         95       100%
------------------------------------------

The guideline minimum sum insured is determined according to the rules set forth in the Federal Tax Law. The guideline minimum sum insured will be adjusted to conform to any changes in the law.

Sum Insured Options--There are two options in this policy. The option is elected in the application. The options are:

Option 1--The sum insured is the greater of:

-     the face amount; or

-     the guideline minimum sum insured.

Option 2--The sum insured is the greater of:

-     the face amount plus the policy value on the date of death; or

-     the guideline minimum sum insured.

The option may be changed on written request. The effective date of the change is the monthly payment date following the date the request is received at our Principal Office. If the change is from Option 1 to Option 2, the face amount under Option 2 will be equal to the sum insured less the policy value under Option 1 on the effective date of the change. If the change is from Option 2 to Option 1, the face amount will be equal to the sum insured under Option 2 on the effective date of the change. The sum insured option may not be changed more than once in any policy year. You may not change the option if it reduces the face amount to less than $25,000.

Change Provision--You may change the face amount of insurance according to the Increase or Decrease provisions if such request is made:

-     during the lifetime of the insured; and

-     on written request while this policy is in force.

No change in the face amount may be made which disqualifies the policy as "life insurance" under the Federal Tax Law.

Increase--All of the following must occur before the effective date of any increase in the face amount:

-     provide evidence of insurability to the Company;

- the insured must be under our maximum issue age for new insurance and be insurable according to our underwriting rules; and

- pay to the Company a $50 transaction charge plus two times the new minimum monthly factor if the surrender value is less than this sum.


Form 1018-87                           13                   Continued on page 14

Benefit (Continued from page 13)

The Company will deduct the $50 transaction charge from the surrender value on the effective date of the increase.

The effective date of the increased face amount will be the first monthly payment date on or following the date all the conditions are met. New specification pages, including a Supplemental Insurance Charge Table, will be issued. These pages will include the following information for the additional face amount of insurance:

-     the effective date of the increase;

-     the amount of the increase; and

-     the premium class.

These pages will also show the new minimum monthly factor, the new guideline premiums and surrender charges applicable to the entire policy. No increase shall be less than the Company's minimum limit in effect on the date of the request.

You may return the new specification pages by mailing or delivering them to the Principal Office or to an agent of the Company within ten days after receiving them, 45 days after you complete the part 1 of the application for the increase, or ten days after the Company mails you the Notice of Withdrawal Right. If the specification pages are returned, the increase will be considered void from the beginning and the Company will refund the charges deducted from the policy value which would not have been deducted but for the increase. The refunded amount will be added to your policy value unless you otherwise request. The Company will also waive any surrender charge for the increase.

Decrease--A request to decrease the face amount will be effective on the monthly payment date following the date of the written request. Existing insurance will be decreased or eliminated in the following order:

-     first, the most recent increase;

-     second, the next most recent increases successively; and

-     last, the initial face amount.

A surrender charge will be deducted from the policy value on the date of the decrease. Such charge will be:

- the surrender charge for any increased amount which is eliminated in the order set forth above; plus

- a pro rata share of the surrender charge for a partial reduction in an increase or in the initial face amount.

You may specify from which sub-account this charge will be deducted. If you do not, the Company will allocate the charge among the General Account and the sub-accounts of the Variable Account in the same proportion that the policy value in the General Account, less debt, and the policy value in each sub-account bear to the total policy value, less debt.

New specification pages will be issued. These pages will include the following information:

-     the effective date of the decrease;

-     the amount of the decrease and the benefit remaining in force;

-     the revised minimum monthly factor, if any;

-     the revised surrender charge as of the effective date of the decrease;
      and

-     the new guideline premiums.

The face amount of this policy may not be reduced to less than the Company's minimum issue limits for this type of policy.

The Company reserves the right to establish a minimum limit on the amount of any decrease.


Form 1018-87                           14

================================= Policy Value ================================

Monthly Deduction--The monthly deduction is:

-     the monthly insurance charge; plus

-     the applicable monthly administrative charge.

The monthly administrative charge is $25 per month for the first year and $5 per month thereafter.

You may specify from which sub-account of the Variable Account this deduction will be taken. If you do not, the Company will allocate the charge among the General Account and the sub-accounts of the Variable Account in the same proportion that the policy value in the General Account, less debt, and the policy value in each sub-account bear to the total policy value, less debt.

General Account--The General Account consists of all assets owned by the Company other than those in the Variable Account and other separate accounts. Subject to applicable law, the Company has sole discretion over the investment of the assets in the General Account. The allocation or transfer of funds to the General Account does not entitle the owner to share in the investment experience of the General Account. The guaranteed minimum interest rate used to calculate the policy value in the General Account is 4% annually. The actual interest rate will be determined by the Company at least annually; however, the interest rate applicable to that portion of the policy value equal to existing debt will be not less than 6% annually.

The interest rate in effect on the date a premium is received at the Principal Office is guaranteed for one year unless the policy value associated with the premium becomes subject to a policy loan. The interest rate on policy value transferred from a sub-account of the Variable Account to the General Account is not guaranteed. Policy value which is within the first-year guarantee period will first be used for payment of fees, charges, loans and partial withdrawals on a last-in, first-out basis.

Basis of Value of General Account--Minimum policy value in the General Account is based on the Commissioner's 1980 Standard Ordinary Mortality Table, Smoker or Non-Smoker, Male, Female or Table B for unisex risks (or appropriate increases in such tables for rated risks) with interest at 4% per year, compounded annually. Policy values are based on interest rates and mortality rates set by the Company. A detailed statement of the way this value is determined has been filed with the State Insurance Department. All value is not less than the minimums required by the law in the state in which this policy is delivered.

General Account Policy Value--If premium is paid with the application or at any time prior to the delivery of the policy, that premium will be placed in the General Account on the date it is received at the Principal Office. Policy value in the General Account will be allocated to the sub-accounts of the Variable Account in accordance with your premium allocation no later than the expiration of the period during which you may exercise your right to examine this policy.

On each monthly payment date, the policy value in the General Account is:

- the policy value in the General Account on the preceding monthly payment date increased by one month's interest;

- plus net premiums received since the last monthly payment date which are allocated to the General Account increased by interest from the date the payment is received by the Company;

- plus Variable Account policy value transferred to the General Account from any sub-account of the Variable Account since the preceding monthly payment day increased by interest from the date the policy value is transferred;

- less policy value transferred from the General Account to a sub-account of the Variable Account since the preceding monthly payment date and interest on said transfers from the date of transfer to the monthly payment date;

- less partial withdrawals from the General Account, partial withdrawal charges and partial withdrawal transaction charges since the last monthly payment date and interest on such withdrawals and charges from the date of withdrawal to the monthly payment date;

- less any transaction charges for any increases in face amount since the last monthly payment date and interest on such charges to the monthly payment date;


Form 1018-87                           15                   Continued on page 16

Policy Value (Continued from page 15)

- less any surrender charges incurred since the last monthly payment date and interest on such charges to the monthly payment date; and

- less the portion of the monthly deduction allocated to the policy value in the General Account.

During any policy month the policy value will be calculated on a consistent basis.

Variable Account--The policy value may vary if funded through investments in the sub-accounts of the Variable Account. The Variable Account is separate from the Company's General Account. That portion of the assets of the Variable Account equal to the reserves and other policy liabilities of the policies which are supported by the Variable Account will not be charged with liabilities that arise from any other business the Company conducts.

The Company established the Variable Account to support variable life insurance contracts. The Variable Account is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940. It is also governed by the laws of the State of Delaware.

The Variable Account has several sub-accounts. The Company reserves the right, subject to compliance with applicable law, to change the names of the Variable Account or its sub-accounts. The sub-accounts in which you initially chose to invest are shown in your application for this policy, a copy of which is attached to this policy.

Each sub-account invests its assets in a separate registered investment company or a separate series of a registered investment company ("Fund").

Income and realized and unrealized gains or losses from the assets of each sub-account of the Variable Account are credited to or charged against that sub-account without regard to income, gains, or losses in the other sub-accounts of the Variable Account, the General Account or any other separate accounts.

Variable Account Policy Value--The Company will value the assets of each sub-account of the Variable Account at the end of each valuation period. The policy value in a sub-account of the Variable Account at any time is equal to the number of units this policy then has in that sub-account multiplied by the sub-account's unit value.

The value of a unit for any sub-account of the Variable Account for any valuation period is determined by multiplying that sub-account's unit value for the immediately preceding valuation period by the net investment factor for the valuation period for which the unit value is being calculated.

Net Investment Factor--The net investment factor measures the investment performance of a sub-account of the Variable Account during the valuation period just ended. The net investment factor for each sub-account is equal to
1.0000 plus the number arrived at by dividing (a) by (b) and subtracting (c) from the result, where:

      (a) is the investment income of that sub-account for the valuation period, plus capital gains, realized or unrealized, credited during the valuation period; minus capital losses, realized or unrealized, charged during the valuation period; adjusted for provisions made for taxes, if any;

      (b) is the value of that sub-account's assets at the beginning of the valuation period; and

      (c) is a charge for mortality and expense risks in the valuation period equal to .90%, on an annual basis, of the sub-account's assets. This charge may be increased or decreased by the Company, but may not exceed 1.275%.

The net investment factor may be greater or less than one. Therefore, the unit value may increase or decrease. You bear the investment risk.

Valuation Dates and Periods--A valuation date is each day that the New York Stock Exchange is open for business and any other day in which there is a sufficient degree of trading in the Variable Account's portfolio securities to materially affect the value of the Variable Account. A valuation period is the period commencing at the close of business of the New York Stock Exchange on each valuation date and ending at the close of business for the next succeeding valuation date.


Form 1018-87                           16                   Continued on page 17

Policy Value (Continued from page 16)

Addition, Deletion, or Substitution of Investments--The Company reserves the right, subject to compliance with applicable law, to make additions to, deletions from, or substitutions for the shares of a Fund that are held by the Variable Account or that the Variable Account may purchase. The Company reserves the right to eliminate the shares of any Fund if the shares of a Fund are no longer available for investment or if, in the Company's judgment, further investment in any eligible Fund should become inappropriate in view of the purposes of the Variable Account.

The Company will not substitute any shares attributable to your interest in a sub-account of the Variable Account without notice to you and any prior approval of the Securities and Exchange Commission required by the Investment Company Act of 1940. This shall not prevent the Variable Account from purchasing other securities for other series or classes of policies, or from permitting a conversion between series or classes of policies or contracts on the basis of requests made by owners.

The Company reserves the right to establish additional sub-accounts of the Variable Account, and to make such sub-accounts available to any class or series of policies as the Company deems appropriate. Each new sub-account would invest in a new investment company or in shares of another open-end investment company. Subject to obtaining any required approvals or any consents required by applicable law, the Company also reserves the right to eliminate or combine existing sub-accounts of the Variable Account and to transfer the assets of one or more sub-accounts to any other sub-accounts.

In the event of any substitution or change, the Company may, by appropriate endorsement, make such changes in this and other policies as may be necessary or appropriate to reflect the substitution or change. If the Company considers it to be in the best interests of policyholders, the Variable Account may be operated as a management company under the Investment Company Act of 1940, or it may be deregistered under that Act in the event registration is no longer required, or it may be combined with other separate accounts.

Federal Tax Considerations--The Company intends to make a charge for any effect which the income, assets or existence of the Variable Account may have upon its tax. The Variable Account presently is not subject to tax, but the Company reserves the right to assess a charge for taxes if the Variable Account at any time becomes subject to tax.


Form 1018-87                           17

============================== Transfers of Value =============================

You may transfer amounts between the General Account and the sub-accounts of the Variable Account or among the sub-accounts of the Variable Account by sending the Company a written request. Once during the first 24 months after the date of issue and during the first 24 months after an increase in the face amount, you may transfer, without charge, all or part of the policy value in the Variable Account to the General Account of this policy. If you do so, future payments will be allocated to the General Account unless you specify otherwise. All other transfers are subject to the following rules and will be permitted only with the consent of the Company.

If the Company consents to a transfer, the minimum and maximum amounts that may be transferred shall be determined by the Company according to its then current rules. In addition, the Company reserves the right to limit the number of transfers which may be made in each policy year and to establish other reasonable rules restricting transfers.

If a transfer would reduce the policy value in the sub-account from which the transfer is to be made to less than the then current minimum balance required by the Company for such sub-account, the Company reserves the right to include such remaining value in the amount transferred.

There will be no charge for the first six transfers per policy year. A transfer charge of up to $25 will be imposed on each additional transfer and deducted from the amount that is transferred. Transfers as a result of a policy loan or repayment thereof are not subject to these rules.

=================== Surrender and Partial Withdrawal of Value =================

Surrender--Upon written request while the insured is living you may surrender this policy for its surrender value as of the date your request is received in the Principal Office. The policy will terminate on that date. You may elect to receive the surrender value paid in a lump sum or under a settlement option.

Surrender Value--The surrender value is the policy value less the sum of the debt, the applicable surrender charge, and any first-year monthly administrative charges not yet deducted.

Surrender Charge--There is a separate surrender charge for the initial face amount and each increase in the face amount. Surrender charges begin on the date of issue of the policy and on the effective date of each increase in the face amount. The maximum surrender charge for the initial face amount and each increase in the face amount is level for 44 months and reduces each month thereafter by 1% until the 144th month.

The surrender charge for the initial face amount is shown on page 4. The changes in the surrender charge when the face amount is increased or decreased are shown in the new specification pages.

Partial Withdrawals--You may withdraw a portion of the surrender value on written request. Partial withdrawals may not be made during the first policy year. The amount of a partial withdrawal shall not be less than $500. A partial withdrawal transaction charge of 2%, not to exceed $25, will always be deducted from the policy value with each partial withdrawal. A withdrawal charge may also be deducted from the policy value.

A portion of the partial withdrawal will not be subject to the withdrawal charge. This amount is (a) less (b) where:

      (a) is 10% of the policy value on the date the written request is received at our Principal Office; and

      (b) is the sum of the withdrawals (or portions thereof) made in the same policy year which were not subject to the withdrawal charge.

A charge will be made on the balance of the withdrawal (called "excess withdrawal"). The charge is obtained by multiplying the excess withdrawal by 5%; however, in no event will the withdrawal charge exceed the surrender charge in effect on the date of the withdrawal.

The policy's surrender charge will be reduced by the withdrawal charge, if any. There will be no withdrawal charge if there is no surrender charge


Form 1018-87                           18                   Continued on page 19

Surrender and Partial Withdrawal of Value (Continued from page 18)

applicable to the policy on the date of the withdrawal. The partial withdrawal charge made will decrease existing surrender charges in the following order:

-     first, the most recent increase's surrender charge;

-     second, the next most recent increases' surrender charges successively;
      and

-     last, the initial face amount's surrender charge.

Under Sum Insured Option 1, the face amount and policy value will be reduced by the amount of the partial withdrawal and the policy value will be further reduced by the partial withdrawal transaction charge and withdrawal charge. The face amount will be decreased in the following order:

-     first, the most recent increase;

-     second, the next most recent increases successively; and

-     last, the initial face amount.

Under Sum Insured Option 2, the policy value will be reduced by the amount of the partial withdrawal, the partial withdrawal transaction charge and the withdrawal charge. No partial withdrawal may reduce the face amount to less than $25,000.

You may allocate a partial withdrawal and the associated charges among the General Account and each sub-account of the Variable Account. If you do not, the Company will allocate the partial withdrawal and the charges among those accounts in the same proportion that the policy value in the General Account, less debt, and the policy value in each sub-account bear to the total policy value, less debt, on the date the Company receives your request.

Postponement of Payment--The Company may defer any transfer from the Variable Account or payment of any amount payable on surrender, partial withdrawal, transfer, policy loan, or death of the insured allocated to the Variable Account during any period when (a) trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange Commission or such Exchange is closed for other than weekends and holidays, (b) the Securities and Exchange Commission by order has permitted such suspension, or (c) an emergency exists, as determined by the Securities and Exchange Commission, such that disposal of portfolio securities or valuation of assets of the Variable Account is not reasonably practicable.

The Company may defer the portion of any transfer from the General Account or payment of any portion of the amount payable on surrender, partial withdrawal, policy loan, or death of the insured allocated to the General Account for not more than six months from the day we receive written request and the policy, if required. If such payments are deferred for 30 days or more, the amount deferred will earn interest during the period of deferment at a rate not less than 3 1/2% per year. No payment will be deferred to pay premiums on policies with the Company.


Form 1018-87                           19

================================= Policy Loans ================================

Policy Loans--Loans may be obtained by request to the Company on the sole security of this policy.

Amount Available--The total amount you may borrow is an amount equal to the loan value. The maximum loan value in the first policy year is 75% of (a) less (b) where:

      (a)   is the policy value reduced by the surrender charge; and

      (b) is the monthly deductions and interest on debt to the end of the policy year.

The loan value in the second policy year and thereafter is 90% of the result obtained when the policy value is reduced by the surrender charge.

You may allocate a policy loan among the General Account and the sub-accounts of the Variable Account. If you do not, the Company will allocate the loan among those accounts in the same proportion that the policy value in the General Account, less debt, and the policy value in each sub-account bear to the total policy value, less debt, on the date the Company receives your request. Policy value in each sub-account of the Variable Account equal to the policy loan allocated to each sub-account will be transferred to the General Account to secure the debt.

Loan Interest--interest accrues daily and is payable in arrears at the annual rate of 8%. Interest is payable at the end of each policy year or on a pro-rata basis for such shorter period as the loan may exist. Interest not paid when due will be added to the loan principal and bear interest at the same rate of interest. If the resulting loan principal exceeds the policy value in the General Account, the Company will transfer policy value equal to that excess debt from the policy value in each sub-account of the Variable Account, to the General Account as security for the excess debt. The Company will allocate the amount transferred among the sub-accounts in the same proportion that the policy value in each sub-account bears to the total policy value in all sub-accounts.

Repayment of Debt--Loans may be repaid at any time prior to the lapse of this policy. Upon repayment of debt, the portion of the policy value that is in the General Account securing debt will be transferred to the various accounts and increase the policy value in these accounts. You may tell the Company how to allocate repayments to the policy value among the General Account and the sub-accounts of the Variable Account. If you do not, the Company will allocate the loan repayment in accordance with the most recent premium allocation notice. Loan repayments allocated to the Variable Account cannot exceed policy value previously transferred from the Variable Account to secure the debt.

Foreclosure--If the debt exceeds the policy value less the surrender charge, the policy will terminate. A notice of such pending termination will be mailed to the last known address of you and any assignee. If the excess debt is not paid within 62 days after this notice is mailed, the policy will terminate with no value. You may reinstate this policy according to the Reinstatement provision.


Form 1018-87                           20

============================== Payment of Proceeds ============================

Payment Options--Upon written request, the surrender value or all or part of the death proceeds may be placed under one or more of the payment options below or any other option offered by the Company. If you make no election, the Company will pay the benefits in a single sum. A certificate will be provided to the payee describing the payment option selected.

If a payment option is selected, the beneficiary, when filing proof of claim, may pay to the Company any amount that would otherwise be deducted from the proceeds.

You may choose one of the following payment options. The amounts payable under these options are paid from the General Account. None is based on the investment experience of the Variable Account.

The amounts payable under a payment option for each $1,000 of value applied will be the greater of:

      (a) the rate per $1,000 of value applied based on the Company's non-guaranteed current payment option rates for this class of policies; or

      (b)   the rate in this policy for the applicable payment option.

Option A:  Payments for a Specified Number of Years. (Table A) The Company will make equal payments for any selected number of years (not greater than 30). Payments may be made annually, semi-annually, quarterly or monthly.

Option B:  Lifetime Monthly Payments. (Table B) Payments are based on the payee's age on the date the first payment will be made. One of three variations may be chosen. Depending upon this choice, payments will end:

            (1) upon the death of the payee, with no further payments due (Life Annuity), or

            (2) upon the death of the payee, but not before the sum of the payments made first equals or exceeds the amount applied under this option (Life Annuity with Installment Refund), or

            (3) upon the death of the payee, but not before a selected period (5, 10 or 20 years) has elapsed (Life Annuity with Period Certain).

Option C:  Interest Payments. The Company will pay interest at a rate determined by the Company each year. The rate will not be less than 3 1/2%. Payments may be made annually, semiannually, quarterly or monthly. Payments will end when the amount left with the Company has been withdrawn; however, payments will not continue after the death of the payee. Any unpaid balance plus accrued interest will be paid in a lump sum.

Option D:  Payments for a Specified Amount. Payments will be made until the unpaid balance is exhausted. Interest will be credited to the unpaid balance. The rate of interest will be determined by the Company each year but will not be less than 3 1/2%. Payments may be made annually, semi-annually, quarterly or monthly. The payment level selected must provide for the payment each year of at least 8% of the amount applied.

Option E:  Lifetime Monthly Payments for Two Payees. (Table E) One of three variations may be chosen. After the death of one payee, payments will continue to the survivor:

            (1)   in the same amount as the original amount; or

            (2)   in an amount equal to 2/3 of the original amount; or

            (3) in an amount equal to 1/2 of the original amount. Payments are based on the payees' ages on the date the first payment is due. Payments will end upon the death of the surviving payee.


Form 1018-87                           21                 (Continued on page 22)

Payment of Proceeds (Continued from page 21)

Selection of Payment Options--The amount applied under any one option for any one payee must be at least $5,000. The periodic payment for any one payee must be at least $50.00

Subject to the Owner and Beneficiary provision, you may change any option selection before the proceeds become payable. If you make no selection, the beneficiary may select an option when the proceeds become payable.

If the amount of monthly income payments under Option B(3) for the attained age of the payee are the same for different periods certain, the Company will deem an election to have been made for the longest period certain which could have been elected for such age and amount.

You may give the beneficiary the right to change from Option C or D to any other option at any time. If the payee selects Option C or D when this policy becomes a claim, the right may be reserved to change to any other option. The payee who elects to change options must be a payee under the option selected.

Additional Deposits--An additional deposit may be added to any proceeds when they are applied under Option B or E. A charge not to exceed 3% will be made. The Company may limit the amount of this deposit.

Rights and Limitations--A payee does not have the right to assign any amount payable under any option. A payee does not have the right to commute any amount payable under Option B or E. A payee will have the right to commute any amount payable under Option A only if the right is reserved in the written request selecting the option.

If the right to commute is exercised, the commuted values will be computed at the interest rates used to calculate the benefits. The amount left under Option C, and any unpaid balance under Option D, may be withdrawn by the payee only as set forth in the written request selecting the option.

A corporate or fiduciary payee may select only Option A, C or D. Such selection will be subject to the consent of the Company.

Payment Dates--The first payment under any option, except Option C, will be due on the date this policy matures by death or otherwise, unless another date is designated. Payments under Option C begin at the end of the first payment period.

The last payment under any option will be made as stated in the description of that option. However, should a payee under Option B or E die prior to the due date of the second monthly payment, the amount applied less the first monthly payment will be paid in a lump sum or under any option other than Option E. Such payment will be made to the surviving payee under Option E or the succeeding payee under Option B.

Payment Rates--The Payment Options Tables show payment rates for Options A, B and E. For policy proceeds placed under these options within five years of the date of surrender or the date the proceeds are otherwise payable, the more favorable of the rates contained in this policy or the rates in use by the Company as of the date the proceeds are applied will be the basis for the periodic payments. Payments which commence more than five years after such date or as a result of additional deposits will be based on the rates in use by the Company as of the date the first payment is due.


Form 1018-87                           22

================================ Payment Options ==============================

                                     TABLE A

                     Payments for Specified Number of Years

                           Payments Per $1,000 Applied

                      Based on interest at 3 1/2% Per Year.

----------------------------------------
                 SEMI-   QUAR-
YEARS   ANNUAL   ANNUAL  TERLY  MONTHLY
----------------------------------------
  1     1000.00  504.30  253.23  84.65
  2      508.60  256.49  128.79  43.05
  3      344.86  173.91   87.33  29.19
  4      263.04  132.65   66.61  22.27
  5      213.99  107.92   54.19  18.12

  6      181.32   91.44   45.92  15.35
  7      158.01   79.69   40.01  13.38
  8      140.56   70.88   35.59  11.90
  9      127.00   64.05   32.16  10.75
 10      116.18   58.59   29.42   9.83

 11      107.34   54.13   27.18   9.09
 12       99.98   50.42   25.32   8.46
 13       93.78   47.29   23.75   7.94
 14       88.47   44.62   22.40   7.49
 15       83.89   42.31   21.24   7.10

 16       79.89   40.29   20.23   6.76
 17       76.37   38.51   19.34   6.47
 18       73.25   36.94   18.55   6.20
 19       70.47   35.54   17.85   5.97
 20       67.98   34.28   17.22   5.75

 21       65.74   33.15   16.65   5.56
 22       63.70   32.13   16.13   5.39
 23       61.85   31.19   15.66   5.24
 24       60.17   30.34   15.24   5.09
 25       58.62   29.56   14.85   4.96

 26       57.20   28.85   14.49   4.84
 27       55.90   28.19   14.15   4.73
 28       54.69   27.58   13.85   4.63
 29       53.57   27.02   13.57   4.53
 30       52.53   26.49   13.30   4.45
---------------------------------------


Form 1018-87                           23

================================ Payment Options ==============================

                                     TABLE B
                       Monthly Payments Per $1,000 Applied
                      Based on Interest at 3 1/2% Per Year

------------------------------------------------
     OPTION B    OPTION B          OPTION B
       (1)        (2)                (3)
------------------------------------------------

                               Life Annuity With
                           -------------------------

                Instal.
Age     Life    Refund   5 Years 10 Years 20 Years
       Annuity  Annuity  Certain  Certain  Certain
--------------------------------------------------
0-5     3.09     3.09     3.09     3.09     3.09
  6     3.10     3.10     3.10     3.10     3.10
  7     3.11     3.11     3.11     3.11     3.11
  8     3.12     3.11     3.12     3.12     3.12
  9     3.13     3.12     3.13     3.13     3.13
 10     3.14     3.13     3.14     3.14     3.14

 11     3.15     3.14     3.15     3.15     3.15
 12     3.16     3.15     3.16     3.16     3.16
 13     3.17     3.16     3.17     3.17     3.17
 14     3.18     3.17     3.18     3.18     3.18
 15     3.19     3.19     3.19     3.19     3.19

 16     3.21     3.20     3.21     3.20     3.20
 17     3.22     3.21     3.22     3.22     3.21
 18     3.23     3.22     3.23     3.23     3.23
 19     3.25     3.24     3.25     3.24     3.24
 20     3.26     3.25     3.26     3.26     3.25

 21     3.27     3.26     3.27     3.27     3.27
 22     3.29     3.28     3.29     3.29     3.28
 23     3.31     3.29     3.31     3.30     3.30
 24     3.32     3.31     3.32     3.32     3.32
 25     3.34     3.33     3.34     3.34     3.33

 26     3.36     3.35     3.36     3.36     3.35
 27     3.38     3.36     3.38     3.38     3.37
 28     3.40     3.38     3.40     3.40     3.39
 29     3.42     3.40     3.42     3.42     3.41
 30     3.44     3.42     3.44     3.44     3.43

 31     3.46     3.44     3.46     3.46     3.45
 32     3.49     3.47     3.49     3.48     3.47
 33     3.51     3.49     3.51     3.51     3.50
 34     3.54     3.52     3.54     3.54     3.52
 35     3.57     3.54     3.57     3.56     3.55

 36     3.60     3.57     3.59     3.59     3.58
 37     3.63     3.60     3.63     3.62     3.60
 38     3.66     3.62     3.66     3.65     3.63
 39     3.69     3.65     3.69     3.69     3.66
 40     3.73     3.69     3.73     3.72     3.70

 41     3.76     3.72     3.76     3.76     3.73
 42     3.80     3.75     3.80     3.79     3.76
 43     3.84     3.79     3.84     3.83     3.80
 44     3.89     3.83     3.88     3.88     3.84
 45     3.93     3.87     3.93     3.92     3.88

 46     3.98     3.91     3.98     3.97     3.92
 47     4.03     3.95     4.03     4.01     3.96
 48     4.08     4.00     4.08     4.06     4.00
 49     4.14     4.05     4.13     4.11     4.05
 50     4.19     4.10     4.19     4.17     4.10

 51     4.25     4.15     4.25     4.23     4.14
 52     4.32     4.20     4.31     4.29     4.20
 53     4.38     4.26     4.38     4.35     4.25
 54     4.46     4.32     4.45     4.42     4.30
 55     4.53     4.38     4.52     4.49     4.36

 56     4.61     4.45     4.60     4.56     4.42
 57     4.69     4.52     4.68     4.64     4.48
 58     4.78     4.59     4.77     4.72     4.54
 59     4.88     4.67     4.86     4.81     4.60
 60     4.98     4.75     4.96     4.90     4.66

 61     5.09     4.83     5.07     5.00     4.73
 62     5.20     4.92     5.18     5.10     4.79
 63     5.32     5.02     5.30     5.21     4.86
 64     5.46     5.12     5.42     5.33     4.93
 65     5.60     5.22     5.56     5.44     4.99

 66     5.74     5.33     5.70     5.57     5.06
 67     5.90     5.45     5.85     5.70     5.12
 68     6.07     5.57     6.02     5.84     5.18
 69     6.26     5.70     6.19     5.98     5.24
 70     6.45     5.84     6.37     6.13     5.30

 71     6.66     5.98     6.57     6.29     5.35
 72     6.89     6.14     6.78     6.45     5.41
 73     7.13     6.30     7.00     6.62     5.45
 74     7.39     6.47     7.23     6.79     5.49
 75     7.68     6.65     7.48     6.97     5.53

 76     7.98     6.84     7.75     7.14     5.57
 77     8.30     7.04     8.03     7.33     5.60
 78     8.65     7.25     8.32     7.51     5.62
 79     9.02     7.47     8.64     7.69     5.65
 80     9.43     7.71     8.96     7.87     5.67
------------------------------------------------

        Rates for ages 81 and over are
        the same as those for age 80

------------------------------------------------


Form 1018-87                           24

=============================== Payment Options ===============================

                                    TABLE E(1)
                       Monthly Payments Per $1,000 Applied
                                Joint & Survivor
                      Based on Interest at 3 1/2% Per Year
                                    OLDER AGE

-------------------------------------------------------------------------------
           50    55      60     65     70     75     80
-------------------------------------------------------------------------------
     50   3.70   3.77   3.82   3.86   3.89   3.91   3.93
Y
O    55          3.92   4.01   4.08   4.14   4.17   4.20
U
N    60                 4.22   4.34   4.43   4.50   4.54
G
E    65                        4.61   4.77   4.90   4.98
R
     70                               5.16   5.38   5.54
A
G    75                                      5.92   6.23
E
     80                                             7.00

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                 TABLE E(2)
               Initial Monthly Payments Per $1,000 Applied
                           Joint & 2/3 Survivor
                   Based on Interest at 3 1/2% Per Year
                                 OLDER AGE

-------------------------------------------------------------------------------
           50    55      60     65     70     75     80
-------------------------------------------------------------------------------
     50   4.03   4.16   4.31   4.47   4.65   4.83   5.02
Y
O    55          4.33   4.50   4.69   4.89   5.10   5.32
U
N    60                 4.72   4.95   5.19   5.44   5.69
G
E    65                        5.25   5.55   5.87   6.18
R
     70                               5.99   6.39   6.79
A
G    75                                      7.03   7.57
E
     80                                             8.50
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                 TABLE E(3)
                 Initial Monthly Payments Per $1,000 Applied
                            Joint & 1/2 Survivor
                     Based on Interest at 3 1/2% Per Year
                                 OLDER AGE

-------------------------------------------------------------------------------
           50    55      60     65     70     75     80
-------------------------------------------------------------------------------
     50   4.22   4.39   4.60   4.85   5.14   5.47   5.83
Y
O    55          4.56   4.79   5.06   5.38   5.74   6.13
U
N    60                 5.02   5.32   5.68   6.08   6.52
G
E    65                        5.65   6.05   6.51   7.02
R
     70                               6.52   7.05   7.65
A
G    75                                      7.75   8.48
E
     80                                             9.52
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

       Payment rates for combinations of ages not shown may be obtained from the Company upon request.


Form 1018-87                           25

Flexible Premium Variable Life Insurance Policy. Adjustable Sum Insured. Death Proceeds Payable at Death of insured Prior to the Maturity Date. Surrender Value Payable on Maturity Date. Flexible Premiums Payable to the Maturity Date. Coverage to Maturity Date and Amount of Policy Value Not Guaranteed. Non-Participating. Some Benefits Reflect investment Results.


Form 1018-87